Exhibit 99.1

INAP Reports Fourth Quarter 2017 Financial Results

•	Fourth Quarter 2017 Results
–	Revenue of $70.0 Million increased Sequentially, a turnaround milestone for INAP
–	GAAP Net Loss of $(6.9) Million, or $(0.35) Per Share;
–	Adjusted EBITDA of $24.4 Million was up Significantly 13% YoY.
–	Adjusted EBITDA Margin Achieved 35%, up from 29% in Fourth Quarter 2016
–	Cash Flow from Operations was $13.8 Million
–	Capital Expenditures were $12.6 Million

•	INAP’s Outlook for 2018 (as announced on March 5, 2018)
–	Revenue of $320-$330 Million
–	Adjusted EBITDA of $105-$115 Million
–	Capital Expenditures of $40-$45 Million
–	Outlook includes 10 months of SingleHop, baseline organic growth; offset by three planned data center closures

ATLANTA – (March 8, 2018) Internap Corporation (NASDAQ: INAP), a leading provider of high-performance data center services including colocation, managed hosting, cloud and network services, today announced financial results for the fourth quarter of 2017.

“We exit the fourth quarter with momentum and confidence that our turnaround continues with great progress," stated Peter D. Aquino, President and CEO. "We are optimistic in 2018 given our growing sales pipeline, recent wins, and SingleHop integration opportunities that will drive top line growth. We continue to optimize our real estate portfolio, and see upside in continued cost savings throughout the year. In addition, we recently amended our credit facility adding flexibility post our all debt deal to acquire SingleHop, alleviating any immediate need to raise additional capital. Looking ahead, we will be opportunistic in corporate development to search out accretive deals, and consider non-core asset sales or exits, that increase value for our shareholders.”

Revenue

●
Revenue totaled $70.0 million in the fourth quarter of 2017, an increase of 1.6% sequentially, and a decrease of 5.5% year over year. The sequential increase is a milestone that reverses the previous declining trend. Year over year, approximately $1.2 million of the decline is from the proactive closure of the 75 Broad Street, New York facility, which improves profitability. Excluding this event, the year over year revenue decline was reduced to 3.9%. In addition, year over year declines were partially offset by approximately $1.9 million in revenue from the consolidation of INAP Japan, and $1.3 million from the acquisition of a new data center in Atlanta with an anchor tenant.

●
INAP COLO revenue totaled $52.9 million in the fourth quarter of 2017, an increase of 2.9% sequentially, and a decrease of 3.9% year over year. Approximately $1.0 million of the year over year decline was attributed to the planned closure of the 75 Broad Street, New York facility. Excluding this event, the year over year revenue decline was reduced to approximately 2.0%. The declines were partially offset from the consolidation of INAP Japan, and the Atlanta data center mentioned above.

●
INAP CLOUD revenue totaled $17.2 million in the fourth quarter, and a decrease of 2.2% sequentially, and a decrease of 10.3% year over year. Approximately $0.2 million of the year over year decline was attributed to the planned closure of the 75 Broad Street, New York facility.

Fourth Quarter 2017 Financial Summary

($ in thousands)

(Unaudited)

				QoQ	YoY
	4Q 2017	3Q 2017	4Q 2016	Growth	Growth

Total Revenue	$70,035	$68,907	$74,117	1.6%	(5.5%)
Operating Costs and Expenses	$64,432	$68,175	$79,115	(5.5%)	(18.6%)
Depreciation and Amortization	$17,397	$20,917	$19,021	(16.8%)	(8.5%)
Exit Activities, Restructuring and Impairments	$(148)	$745	$7,149	-	-
All Other Operating Costs and Expenses	$47,183	$46,513	$52,945	1.4%	(10.9%)

GAAP Net Loss Attributable to INAP Shareholders	$(6,934)	$(10,895)	$(13,110)	(36.4%)	(47.1%)
GAAP Net Loss Margin	(9.9%)	(15.8%)	(17.7%)

Minus Goodwill Impairment and Other Items	$1,393	$757	$7,613	84.0%	(81.7%)

Normalized Net Loss[2]	$(5,541)	$(10,138)	$(5,497)	(45.3%)	0.8%

Adjusted EBITDA[1]	$24,363	$23,277	$21,561	4.7%	13.0%
Adjusted EBITDA Margin[1]	34.8%	33.8%	29.1%

Capital Expenditures (CapEx)	$12,616	$10,965	$6,250	15.1%	101.9%
Adjusted EBITDA less CapEx[1]	$11,747	$12,312	$15,311	(4.6%)	(23.3%)

Net Loss, Normalized Net Loss, Adjusted EBITDA and Business Unit Contribution

●
GAAP net loss attributable to INAP shareholders was $(6.9) million, or $(0.35) per share in the fourth quarter of 2017, including $(0.1) million of costs associated with exit activities, restructuring and impairments, compared with $7.1 million, or $(1.01) per share in the fourth quarter of 2016 and $0.7 million, or $(1.75) per share in the third quarter of 2017. GAAP net loss attributable to INAP shareholder margin was (9.9)% in the fourth quarter of 2017.

●	Normalized net loss was $(5.5) million in the fourth quarter of 2017 compared with $(5.5) million in the fourth quarter of 2016 and $(10.1) million in the third quarter of 2017.

●
Adjusted EBITDA totaled $24.4 million in the fourth quarter of 2017, an increase of 13.0% compared with the fourth quarter of 2016 and 4.7% compared to the third quarter of 2017. Adjusted EBITDA margin was 34.8% in the fourth quarter, up 570 basis points year over year and 100 basis points sequentially. The increases in Adjusted EBITDA were primarily driven by continued focus on cost savings in real estate and network facilities, and INAP’s initiative to exit less profitable data center sites.

●	Business Unit Contribution[3] – INAP COLO and INAP CLOUD business unit contribution for fourth quarter 2017 is as follows:

INAP COLO, includes colocation, managed services and hosting, and global network services.

◦
INAP COLO business unit contribution totaled $22.5 million in the fourth quarter, a 10.8% increase compared to the fourth quarter of 2016 and a 1.1% increase from the third quarter of 2017. As a percent of revenue, INAP COLO business unit contribution margin was 42.7% in the fourth quarter of 2017, up 560 basis points year-over-year and down 80 basis points sequentially. The year over year business unit contribution increase reflects improving cost control.

INAP CLOUD, includes AgileCLOUD, iWeb, Ubersmith, and Funio.

◦
INAP CLOUD business unit contribution totaled $8.1 million in the fourth quarter of 2017, a 14.0% decline compared with the fourth quarter of 2016 and a 4.3% decrease from the third quarter of 2017. As a percent of revenue, INAP CLOUD business unit contribution margin was 47.2% in the fourth quarter of 2017, down 200 basis points year over year and 100 basis points sequentially.

Balance Sheet and Cash Flow Statement

●
Cash and cash equivalents totaled $14.6 million at December 31, 2017. Total debt was $524.2 million, net of discount and prepaid costs, at the end of the quarter, including $235.5 million in capital lease obligations. As previously reported, on April 6, 2017 INAP entered into a new Senior Secured Credit Facility, including a $300 million First Lien Term Loan and a $25 million Revolver, thereby completing the refinancing of its senior secured debt.

●
Cash generated from operations for the three months ended December 31, 2017 was $13.8 million compared to $10.2 million in fourth quarter 2016, and $3.3 million in third quarter of 2017. Capital expenditures over the same periods were $12.6 million, compared to $6.3 million and $11.0 million, respectively. Adjusted EBITDA less CapEx[1] was $11.7 million, compared to $15.3 million in fourth quarter 2016 and $12.3 million in third quarter 2017. Free cash flow[4] over the same periods was $1.2 million, compared to $4.0 million and $(7.7) million, respectively. Unlevered free cash flow[4] was $13.0 million for the fourth quarter 2017, compared to $11.5 million in fourth quarter 2016 and $3.3 million in third quarter 2017.

"INAP delivered solid fourth quarter results, with revenue growing sequentially and Adjusted EBITDA margin expanding substantially from prior periods. We continue to focus on incremental cost reductions and success based investments in growth," said Robert M. Dennerlein, Chief Financial Officer. “We enter 2018 with a commitment to sell into excess data center capacity to optimize prior period investments, and drive profitable growth in high-ROI projects.”

INAP Outlook for 2018

As noted above, management's outlook for 2018 includes projected results of acquired SingleHop operations as of February 28, 2018. Additionally, the Company’s sales momentum is expected to contribute to organic growth, offset by select planned closures of certain data center facilities.

	Full-Year 2018 Expected Range	2017 Reported Results

Revenue	$320 million - $330 million	$280.7 million
Adjusted EBITDA	$105 million - $115 million	$92.2 million
Capital Expenditures	$40 million - $45 million	$36.4 million

1
Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less CapEx are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP information and non-GAAP information related to Adjusted EBITDA and Adjusted EBITDA margin are contained in the table entitled “Reconciliation of GAAP Net Loss to Adjusted EBITDA”. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of revenue. A reconciliation between GAAP information and non-GAAP information related to Adjusted EBITDA less CapEx is contained in the table entitled “Reconciliation of GAAP Net Cash Flows provided by Operating Activities to Adjusted EBITDA less CapEx."

2
Normalized net loss is a non-GAAP financial measure which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures”. Reconciliations between GAAP information and non-GAAP information related to normalized net loss are contained in the table entitled “Reconciliation of Net Loss to Normalized Net Loss.”

3
Business unit contribution and business unit contribution margin are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to business unit contribution and business unit contribution margin are contained in the table entitled “Business Unit Contribution and Business Unit Contribution Margin” in the attachment. Business unit contribution margin is business unit contribution as a percentage of revenue.

4
Free cash flow and unlevered free cash flow are non-GAAP financial measures which we define in the attachment to the press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to Free cash flow and unlevered free cash flow are contained in the table entitled “Free Cash Flow and Unlevered Free Cash Flow.”

Conference Call Information:

INAP's fourth quarter 2017 conference call will be held today at 8:30 a.m. ET. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the Investor Relations section of INAP’s web site at http://ir.inap.com/events-and-presentations. The call can also be accessed by dialing 877-334-0775. International callers should dial 631-291-4567. Listeners may connect to the simultaneous webcast, which will include accompanying presentation slides, on the Investor Relations section of the INAP website. An online archive of the webcast will be archived in the Investor Relations section of the Company’s website. An audio-only replay will be accessible from Thursday, March 8, 2018 at 11:30 a.m. ET through Tuesday, March 13, 2018 at 855-859-2056 using replay code 1494399. International callers can listen to the archived event at 404-537-3406 with the same code.

About INAP

Internap Corporation (NASDAQ:INAP) is a leading provider of high-performance data center services including colocation, managed hosting, cloud and network services. INAP partners with its clients, who range from the Fortune 500 to emerging start-ups, to create secure, scalable and reliable IT infrastructure solutions that meet the client’s unique business requirements. INAP operates in 56 Tier 3-type data centers in 21 metropolitan markets and has 97 POPs around the world. INAP has over 1 million gross square feet under lease, with over 500,000 square feet of data center space. For more information, visit www.INAP.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to sales, improved profitability, margin expansion, operations improvement, cost reductions, participation in strategic transactions, our strategy to align into pure-play businesses and our expectations for full-year 2017 and 2018 revenue, Adjusted EBITDA and capital expenditures. Our ability to achieve these forward-looking statements is based on certain assumptions, including our ability to execute on our business strategy, leveraging of multiple routes to market, expanded brand awareness for high-performance Internet infrastructure services and customer churn levels. These assumptions may prove inaccurate in the future. Because such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, there are important factors that could cause INAP’s actual results to differ materially from those expressed or implied in the forward-looking statements, due to a variety of important factors. Such important factors include, without limitation: our ability to execute on our business strategy into a pure-play business and drive growth while reducing costs; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to sell into new and existing data center space; the actual performance of our IT infrastructure services and improving operations; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; ability to identify any suitable strategic transactions; ability to realize anticipated revenue, growth, synergies and cost savings from the acquisition of SingleHop; INAP's ability to successfully integrate SingleHop’s sales, operations, technology, and products generally; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; our ability to protect our intellectual property; our substantial amount of indebtedness, our possibility to raise additional capital when needed, on attractive terms, or at all, our ability to service existing debt or maintain compliance with financial and other covenants contained in our credit agreement; our compliance with and changes in complex laws and regulations in the U.S. and internationally; our ability to attract and retain qualified management and other personnel; and volatility in the trading price of INAP common stock.

These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements attributable to INAP or persons acting on its behalf are expressly qualified in their entirety by the foregoing forward-looking statements. All such statements speak only as of the date made, and INAP undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Investor Contacts:
Richard Ramlall	Carolyn Capaccio/Jody Burfening
VP, IR & PR INAP	LHA
404-302-9982	212-838-3777
ir@inap.com	inap@lhai.com

INTERNAP CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues:
INAP COLO	$52,852	$54,972	$209,580	$221,678
INAP CLOUD	17,183	19,145	71,138	76,619
Total revenues	70,035	74,117	280,718	298,297

Operating costs and expenses:
Direct costs of sales and services, exclusive of depreciation and amortization, shown below:
INAP COLO	21,579	25,875	89,240	105,620
INAP CLOUD	4,219	4,371	16,977	18,635
Direct costs of customer support	6,122	7,475	25,757	32,184
Sales, general and administrative	15,263	15,224	62,728	70,639
Depreciation and amortization	17,397	19,021	74,993	76,948
Goodwill impairment	—	1,936	—	80,105
Exit activities, restructuring and impairments	(148)	5,213	6,249	7,236
Total operating costs and expenses	64,432	79,115	275,944	391,367
Income (loss) from operations	5,603	-4,998	4,774	(93,070)

Non-operating expenses:
Interest expense	12,895	7,964	50,476	30,909
(Gain) Loss on foreign currency, net	40	(38)	525	485
Other (income) loss, net	—	(1)	—	(82)
Total non-operating expenses	12,936	7,925	51,001	31,312

Loss before income taxes and equity in earnings of equity-method investment	(7,332)	(12,923)	(46,227)	(124,382)
Provision for income taxes	(436)	236	253	530
Equity in earnings of equity-method investment, net of taxes	—	(49)	(1,207)	(170)
Net loss	(6,896)	(13,110)	(45,273)	(124,742)
Less net income attributable to non-controlling interests	38	—	70	—
Net loss attributable to INAP shareholders	(6,934)	(13,110)	(45,343)	(124,742)
Basic and diluted net loss per share attributable to INAP shareholders	$(0.35)	$(1.01)	$(2.39)	$(9.54)

Weighted average shares outstanding used in computing basic and diluted net loss per share	20,025	13,033	18,993	13,083

INTERNAP CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)
(Unaudited)

	December 31, 2017	December 31, 2016

Cash and cash equivalents	$14,603	$10,389
Accounts receivable, net of allowance for doubtful accounts of $1,487 and $1,246, respectively	17,794	18,044
Prepaid expenses and other assets	8,673	10,055
Total current assets	41,070	38,488

Property and equipment, net	458,565	302,680
Investment in joint venture	—	3,002
Intangible assets, net	25,666	27,978
Goodwill	50,209	50,209
Deposits and other assets	11,015	8,258
Total assets	$586,525	$430,615

Current liabilities:
Accounts payable	$20,388	$20,875
Accrued liabilities	15,908	10,603
Deferred revenues	4,861	5,746
Revolving credit facility	5,000	—
Capital lease obligations	11,711	10,030
Term loan, less discount and prepaid costs of $2,133 and $2,243 respectively	867	757
Exit activities and restructuring liability	4,152	3,177
Other current liabilities	541	3,171
Total current liabilities	63,427	54,359

Deferred revenues	4,761	5,144
Revolving credit facility	—	35,500
Capital lease obligations	223,749	43,876
Term loan, less discount and prepaid costs of $7,655 and $4,579, respectively	287,845	283,421
Exit activities and restructuring liability	664	1,526
Deferred rent	2,477	4,642
Deferred tax liability	1,651	1,513
Other long-term liabilities	2,984	4,358
Total liabilities	587,557	434,339
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 30,000 shares authorized; 20,804 and 14,450 shares outstanding, respectively	21	14
Additional paid-in capital	1,327,020	1,283,376
Treasury stock, at cost, 293 and 268 shares, respectively	(7,159)	(6,923)
Accumulated deficit	(1,323,723)	(1,278,699)
Accumulated items of other comprehensive loss	(1,324)	(1,492)
Total INAP stockholders' equity	(5,101)	(3,724)
Non-controlling interest	4,069
Total stockholders' equity	(1,032)	(3,724)
Total liabilities and stockholders' equity	$586,525	$430,615

INTERNAP CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Cash Flows from Operating Activities:
Net loss	$(6,896)	$(13,110)	$(45,273)	$(124,742)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,397	19,021	74,993	76,948
Loss (Gain) on disposal of property	8	(75)	(353)	8
Impairments	—	3,579	503	83,377
Amortization of debt discount and issuance costs	629	653	2,519	2,534
Stock-based compensation expense, net of capitalized amount	979	280	3,040	4,997
Equity in earnings of equity-method investment	—	(49)	(1,207)	(170)
Provision for doubtful accounts	241	191	1,049	1,093
Non-cash change in capital lease obligations	(44)	(182)	520	223
Non-cash change in exit activities and restructuring liability	467	3,544	6,291	4,409
Non-cash change in deferred rent	(219)	(663)	(3,554)	(2,152)
Deferred taxes	145	168	355	325
Payment of debt lender fees	—	—	(2,583)	(1,716)
Loss on extinguishment and modification of debt	—	—	6,785	—
Other, net	(9)	51	304	179
Changes in operating assets and liabilities:
Accounts receivable	(451)	(418)	(207)	1,476
Prepaid expenses, deposits and other assets	73	1,190	2,051	2,297
Accounts payable	2,331	(3,285)	(1,167)	1,568
Accrued and other liabilities	1,668	710	3,359	81
Deferred revenues	(64)	(172)	(1,297)	(476)
Exit activities and restructuring liability	(1,451)	(1,229)	(6,178)	(3,584)
Asset retirement obligation	(1,015)	—	(825)	(174)
Other liabilities	18	(19)	40	(52)
Net cash flows provided by operating activities	13,808	10,185	39,165	46,449

Cash Flows from Investing Activities:
Proceeds from sale of building	—	—	—	542
Purchases of property and equipment	(12,516)	(5,632)	(35,714)	(44,364)
Additions to acquired and developed technology	(100)	(618)	(735)	(1,828)
Proceeds from dispoal of property and equipment	197	—	402	—
Acquisition, net of cash received	—	—	3,838	—
Net cash flows used in investing activities	(12,419)	(6,250)	(32,209)	(45,650)

Cash Flows from Financing Activities:

Proceeds from credit agreements	5,000	—	316,900	4,500
Proceeds from stock issuance	30	—	40,195	—
Principal payments on credit agreements	(750)	(750)	(339,900)	(3,000)
Payment of debt issuance costs	—	—	(10,194)	—
Payments on capital lease obligations	(3,152)	(2,261)	(9,714)	(9,472)
Proceeds from exercise of stock options	262	—	421	675
Acquisition of common stock for income tax withholdings	(14)	(57)	(235)	(530)
Other, net	(42)	(41)	(345)	(291)
Net cash flows provided by (used in) financing activities	1,334	(3,109)	(2,872)	(8,118)
Effect of exchange rates on cash and cash equivalents	(88)	(77)	130	(64)
Net increase (decrease) in cash and cash equivalents	2,635	749	4,214	(7,383)
Cash and cash equivalents at beginning of period	11,968	9,640	10,389	17,772
Cash and cash equivalents at end of period	$14,603	$10,389	$14,603	$10,389

INTERNAP CORPORATION
NON-GAAP FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this earnings press release includes additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less CapEx, normalized net loss, business unit contribution, business unit contribution margin, free cash flow and unlevered free cash flow. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures can be found below.

We define the following non-GAAP measures as follows:

●
Adjusted EBITDA is a non-GAAP measure and is GAAP net loss attributable to INAP shareholders plus depreciation and amortization, interest expense, provision (benefit) for income taxes, other expense (income), (gain) loss on disposal of property and equipment, exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, pre-acquisition costs and claim settlement.

●	Adjusted EBITDA margin is Adjusted EBITDA as a percentage of revenues.

●
Adjusted EBITDA less CapEx is Adjusted EBITDA less capital expenditures with Adjusted EBITDA for this non-GAAP measure defined as net cash flow provided by operating activities plus cash paid for interest, cash paid for taxes, cash paid for exit activities and restructuring, cash paid for strategic alternatives and related costs, cash paid for organizational realignment costs, payment of debt lender fees and other working capital changes less capital expenditures.

●
Normalized net loss is net loss attributable to INAP shareholders plus exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, pre-acquisition costs, claim settlement and debt extinguishment and modification expenses.

●	Business unit contribution is business unit revenues less direct costs of sales and services, customer support, and sales and marketing, exclusive of depreciation and amortization.

●	Business unit contribution margin is business unit contribution as a percentage of business unit revenue.

●	Free cash flow is net cash flows provided by operating activities minus capital expenditures.

●	Unlevered free cash flow is free cash flow plus cash interest expense.

We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss (gain) on disposals of property and equipment, as well as impairments and restructuring, to calculate Adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our current ongoing operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that excluding interest expense, provision (benefit) for income taxes and other expense (income) from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding interest expense, provision (benefit) for income taxes and other expense (income) as important supplemental information useful to their understanding of our historical results and estimating our future results.

INTERNAP CORPORATION
NON-GAAP FINANCIAL MEASURES (Continued)

We also believe that, in excluding the effects of interest expense, provision (benefit) for income taxes and other expense (income), our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

We believe that exit activities, restructuring and impairment charges, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, pre-acquisition costs, claim settlement costs and debt extinguishment and modification expense are unique costs, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our current ongoing operating results and trends. Management believes that investors consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss by providing normalized net loss, excluding the effect of exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment cost, pre-acquisition costs, claim settlement costs, and debt extinguishment and modification expenses in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons.

Adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, Adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe Adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

Our management uses Adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of business unit contribution and business unit contribution margin excludes depreciation and amortization in order to allow investors to see the business through the eyes of management.

We also have excluded depreciation and amortization from business unit contribution and business unit contribution margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Free cash flow and unlevered free cash flow are used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow and unlevered free cash flow should not be relied upon to the exclusion of GAAP financial measures. Free cash flow and unlevered free cash flow reflect an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

We use free cash flow and unlevered free cash flow, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a useful measure of cash flows since capital expenditures are a necessary component of ongoing operations. In limited circumstances in which proceeds from sales of fixed assets exceed capital expenditures, free cash flow would exceed cash flow from operations. However, since we do not anticipate being a net seller of fixed assets, we expect free cash flow to be less than operating cash flows.

Free cash flow and unlevered free cash flow have limitations due to the fact that they do not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments made to service our debt or capital lease obligations. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.

Adjusted EBITDA less CapEx is used in addition to and in conjunction with results presented in accordance with GAAP. Adjusted EBITDA less CapEx should not be relied upon to the exclusion of GAAP financial measures. Adjusted EBITDA less CapEx reflects an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

We use Adjusted EBITDA less CapEx, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a useful measure of cash flows since capital expenditures are a necessary component of ongoing operations.

Adjusted EBITDA less CapEx has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Adjusted EBITDA less CapEx does not incorporate payments made to service our debt or capital lease obligations. Therefore, we believe it is important to view Adjusted EBITDA less CapEx as a complement to our entire consolidated statements of cash flows.

Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is presented as we understand certain investors use it as one measure of our historical ability to service debt. Also adjusted EBITDA is used in our debt covenants.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

INTERNAP CORPORATION
NON-GAAP FINANCIAL MEASURES (Continued)

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA AND FORWARD LOOKING ADJUSTED EBITDA

A reconciliation of GAAP net loss attributable to INAP shareholders to forward looking Adjusted EBITDA for full-year 2018 is as follows (in millions):

	2018 Full-Year Guidance
	Low		High
	Amount	Percent	Amount	Percent

Total Revenue	$320	100.0%	$330	100.0%

Net Loss (GAAP) attributable to INAP shareholders	$(48)	(15.0)%	$(38)	(11.5)%
Add:
Depreciation and amortization	70	21.9%	70	21.2%
Interest expense	59	18.4%	59	17.9%
Provision for income taxes	1	0.2%	1	0.2%
Exit activities, restructuring and impairments, including goodwill impairment	11	3.4%	11	3.3%
Stock-based compensation	12	3.8%	12	3.6%
Pre-acquisition costs	1	0.2%	1	0.2%
Adjusted EBITDA (non-GAAP)	105	32.8%	115	34.8%

INTERNAP CORPORATION
NON-GAAP FINANCIAL MEASURES (Continued)

RECONCILIATION OF GAAP NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED EBITDA LESS CAPEX

A reconciliation of GAAP Net Cash Flows Provided by Operating Activities to Adjusted EBITDA less CapEx for each of the periods indicated is as follows (in thousands, unaudited):

	Three Months Ended
	December 31, 2017	September 30, 2017	December 31, 2017

Net Cash Flows provided by operating activities:	$13,808	$3,306	$10,185

Add :
Cash paid for interest	11,793	10,999	7,604
Cash paid for income taxes	176	(24)	22
Cash paid for exit activities and restructuring	1,450	2,887	1,229
Cash paid for strategic alternatives and related costs	373	171	512
Cash paid for orgainzational realignment costs	282	—	1,664
Other working capital changes	(3,520)	5,938	345
Adjusted EBITDA (non-GAAP)	$24,363	$23,277	$21,561
Less:
Capital Expenditures (CapEx)	$12,616	$10,965	$6,250
Adjusted EBITDA less CapEx (non-GAAP)	$11,747	$12,312	$15,311

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO INAP SHAREHOLDERS TO NORMALIZED NET LOSS ATTRIBUTABLE TO INAP SHAREHOLDERS

Reconciliations of net loss attributable to INAP shareholders, the most directly comparable GAAP measure, to normalized net loss attributable to INAP shareholders (in thousands, unaudited):

	Three Months Ended
	31-Dec-17	30-Sep-17	31-Dec-16
Net loss (GAAP) Attributable to INAP Shareholders	$(6,934)	$(10,895)	$(13,110)
Exit activities, restructuring and impairments, including goodwill impairment	(148)	745	7,149
Stock-based compensation	979	929	280
Strategic alternatives, realignment, and related costs	385	46	184
Pre-acquisition costs	176	102	—
INAP Japan Fair Market Valuation	—	(1,065)	—
Normalized net loss attributable to INAP shareholders (non-GAAP)	$(5,541)	$(10,138)	$(5,497)

INTERNAP CORPORATION
NON-GAAP FINANCIAL MEASURES (Continued)

BUSINESS UNIT CONTRIBUTION AND BUSINESS UNIT CONTRIBUTION MARGIN

Business unit contribution and business unit contribution margin, which includes direct costs of sales and service, customer support and sales and marketing for each of the periods indicated is as follows (in thousands, unaudited):

	Three Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016
Revenues:
INAP COLO	52,852	51,344	54,971
INAP CLOUD	17,183	17,563	19,146
Total	70,035	68,907	74,117
Direct costs of sales and services, customer support and sales and marketing:
INAP COLO*	30,305	29,048	34,620
INAP CLOUD*	9,079	9,094	9,720
Total	39,384	38,142	44,340
Business Unit Contribution:
INAP COLO	22,547	22,296	20,351
INAP CLOUD	8,104	8,469	9,426
Total	30,651	30,765	29,777
Business Unit Contribution Margin:
INAP COLO	42.7%	43.4%	37.0%
INAP CLOUD	47.2%	48.2%	49.2%
Total	43.8%	44.6%	40.2%

*Excludes facilities allocation

FREE CASH FLOW AND UNLEVERED FREE CASH FLOW

Free cash flow and unlevered free cash flow are non-GAAP measures. Free cash flow is net cash flows provided by operating activities minus capital expenditures. Unlevered free cash flow is free cash flow plus cash interest expense (in thousands, unaudited):

	Three Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016
Net cash flows provided by operating activities	13,808	3,306	10,185
Capital expenditures:
Maintenance capital	(4,057)	(1,715)	(1,717)
Growth capital	(8,559)	(9,250)	(4,533)
Free cash flow (non-GAAP)	1,192	(7,659)	3,935

Cash interest expense	11,793	10,999	7,604
Unlevered free cash flow (non-GAAP)	12,985	3,340	11,539

DATA CENTER PORTFOLIO

The following table presents an overview of the portfolio of data center properties that INAP leases as of December 31, 2017:

Market	Gross Square Feet (SF)[1]	Supporting Infrastructure[2]	Office & Other	Data Center Footprint SF3	Current Raised Floor SF [4]	Occupied SF	OccupiedSF %	MegaWatts (MW)

Atlanta [5]	212,898	64,248	75,344	73,306	49,462	33,076	67%	17.5
Los Angeles	124,651	11,323	17,475	95,853	25,055	14,794	59%	4.0
Dallas [6]	112,700	23,763	21,023	67,914	20,972	16,254	78%	6.0
New York/New Jersey	103,908	16,405	28,468	59,035	36,345	21,261	58%	8.0
Boston	116,699	47,779	11,587	57,333	51,608	17,922	35%	12.5
Seattle	100,497	31,326	21,552	47,619	38,619	22,827	59%	7.0
Montreal	90,065	29,572	32,933	27,560	24,090	23,638	98%	12.0
Santa Clara/San Jose	88,882	23,852	23,667	41,363	41,038	19,633	48%	8.0
Houston	43,913	7,925	15,599	20,389	20,389	9,470	46%	6.5
Phoenix	22,022	—	1,874	20,148	16,081	15,951	99%	4.0
Other [7]	24,626	—	981	23,645	22,126	17,133	77%	8.0

Total	1,040,861	256,193	250,503	534,166	345,785	211,959	61%	93.5

(1)Represents total SF. subject to our lease.
(2)Represents SF. for mechanical and utility rooms.
(3)Represents total SF. that is currently leased or available for lease but excludes supporting infrastructure, office space, and common area.
(4)Represents data center footprint SF less unbuilt SF.
(5)Acquired new facility late Q4'17
(6)10k sq. ft. of construction in progress with a target completion date of late Q1'18.
(7)Represents Chicago, Miami, Northern Virginia, Oakland/San Francisco, London, Amsterdam, Frankfurt, Hong Kong, Singapore, Sydney, Tokyo, and Osaka.